UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 30, 2022
Glatfelter Corporation
______________________________________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	001-03560	23-0628360

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4350 Congress Street, Suite 600, Charlotte, North Carolina		28209

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:		704 885-2555
(N/A)
______________________________________________________________________
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GLT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Bylaws
On August 30, 2022, the Board of Directors (the “Board”) of Glatfelter Corporation (the “Company”) approved amendments (the “Bylaws Amendments”) to amend and restate the Company’s Amended and Restated Bylaws (the “Bylaws”). The Bylaws Amendments became effective immediately upon their adoption. The Bylaws were last amended on August 23, 2022. The changes implemented in the Bylaws Amendments (i) clarify certain procedural and information requirements for shareholders to make director nominations and address certain matters resulting from the Securities and Exchange Commission’s (the “SEC”) “universal proxy” rules, (ii) update indemnification provisions, and (iii) provide for other administrative changes. A summary of the changes can be found below:

•Clarify that the Board may in its sole discretion designate the place of shareholders’ meetings or determine instead that such meetings shall be held electronically. [Section 1.3]

•Provide prerequisites for a shareholder to submit an advance notice of director nominations and/or other proposed business intended to be brought before an annual meeting of shareholders, such as requiring that such shareholder must remain a shareholder of record and be entitled to vote through the date of the annual meeting and must be Present in Person (as defined in the Bylaws) at such meeting to present the proposed business or director nomination and that such shareholder must indicate in such notice whether they intend to solicit proxies for at least 67% of the voting power. [Section 1.7(a)]

•Provide prerequisites for a shareholder to submit an advance notice of proposed nominees for election at a special meeting called by the Board to elect directors and provide that the form of advance notice must satisfy the same requirements for an advance notice of director nominations to be brought before an annual meeting. [Section 1.7(b)]

•Provide additional circumstances under which a nomination or other business proposed to be brought by a shareholder may not be brought before a meeting. [Section 1.7(c)]

•Clarify the circumstances in which a shareholder’s advance notice for an annual meeting will be considered timely and provide that to be considered timely such notice must be further updated and supplemented so the information provided in such notice is true and correct and provide for a requirement that a shareholder providing advance notice must indicate in such notice whether they intend to solicit proxies for at least 67% of the voting power. [Section 1.8(a)]

•Clarify the circumstances in which a shareholder’s advance notice for a special meeting will be considered timely and provide that to be considered timely such notice must be further updated and supplemented so the information provided in such notice is true and correct. [Section 1.8(b)]

•Enhance the informational requirements of the advance notice provisions to elicit additional information about the shareholder submitting the advance notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made. [Section 1.8(c)(i)(1)]

•Enhance the informational requirements of the advance notice provisions to elicit additional information about the business the shareholder proposes to bring before a meeting. [Section 1.8(c)(i)(2)]

•Enhance the informational requirements of the advance notice provisions to elicit additional information about the individual whom the shareholder proposes to nominate for election or re-election to the Board at a meeting. [Section 1.8(c)(i)(3)]

•Provide that each advance notice of director nominations must also include (i) a proposed nominee’s irrevocable and executed letter of resignation as a director of the Company effective upon such person’s failure to receive the required vote for re-election at the next meeting of shareholders at which such person would face re-election and upon acceptance of such resignation by the Board, and (ii) a completed and executed questionnaire, representation and agreement. [Section 1.8(c)(i)(4)]

•Provide that upon the Company’s written request, any shareholder submitting an advance notice shall provide, within five (5) business days of delivery of such request, written verification, satisfactory in the reasonable discretion of the Company, to demonstrate the accuracy of any information submitted by such shareholder in such notice. [Section 1.8(c)(ii)]

•Provide that upon the Company’s written request, any shareholder submitting an advance notice shall provide, within five (5) business days of delivery of such request, a written supplement to update the information contained in any previously submitted shareholder notice. [Section 1.8(c)(iii)]

•Require a proposing shareholder to specifically identify in the advance notice by way of an express cross-reference how the information being provided in an advance notice is intended to comply with a specific advance notice requirement of the Bylaws. [Section 1.8(c)(iv)]

•Prohibit a proposing shareholder from satisfying its disclosure obligations by attaching to, and incorporating by reference into, an advance notice of proposed business or proposed director nominations other documents, including those publicly available, which are not prepared in response to the advance notice requirements. [Section 1.8(c)(v)]

•Provide that a shareholder submitting an advance notice must represent and warrant that all the information contained therein is true, accurate and complete in all respects, and contains no false or misleading statements, and that such shareholder must acknowledge that it intends for the Company and the Board to rely on such information. [Section 1.8(c)(vi)]

•Provide that notwithstanding any notice of the meeting sent to shareholders on behalf of the Company, a shareholder must separately comply with the advance notice provisions of the Bylaws to propose a nomination or other business at any meeting and is still required to deliver its own separate and timely advance notice to the Company’s Secretary prior to the deadlines for submitting an advance notice that complies with the provisions of the Bylaws. [Section 1.8(c)(vii)]

•Clarify that a shareholder must comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the SEC and other applicable law in connection with matters set forth in or contemplated by the advance notice provisions of the Bylaws, any solicitation of proxies contemplated by any advance notices, and any filings required to be made with the SEC in connection therewith. [Section 1.8(c)(viii)]

•Provide that nothing in the Bylaws shall be deemed to affect any rights of (i) shareholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of preferred stock. [Section 1.8(c)(ix)]

•Add the defined term “acting in concert” to provide the circumstances under which a person shall be deemed to be “acting in concert” with another person under the Bylaws. [Section 1.8(c)(x)]

•Provide that to be eligible to be a nominee for election or reelection as a director of the Company, a person nominated by a shareholder must deliver (i) a written questionnaire with respect to the background and qualification of such individual and the background of any person or entity on whose behalf the nomination is made and (ii) a written representation and agreement providing various representations and disclosures. [Section 1.9]

•Provide procedural provisions for having shareholders request that a record date be set by the Board for determining that the shareholders requesting that a special meeting be called hold, in the aggregate, 20% of the Company’s equity ownership, and require informational disclosures to be included with such request that are substantially similar to those required to be included in an advance notice of shareholder proposals or director nominations. [Section 1.10]

•Provide that any previously scheduled annual or special meeting of the shareholders may be postponed or canceled upon notice given prior to the time previously scheduled for such meeting. [Section 1.11]

•Provide more detailed procedural provisions with respect to the organization and conduct of shareholder meetings and meeting protocol. [Section 1.12]

•Provide that special meetings of the Board may be called by the Chairman of the Board, the Chief Executive Officer, the President or any two (2) members of the Board. [Section 2.8]

•Revise the section on mandatory indemnification to revise the meaning of the terms “proceedings” and “serving at the request of the Company”. [Section 3.1]

•Require that requests for advancement of expenses be paid by the Company within ten (10) calendar days after the Company receives the request for advancement and clarify various other matters relating to the advancements of expenses. [Section 3.2]

•Provide that the Company would not be obligated to indemnify or advance expenses to any person in connection with proceedings involving a limited number of enumerated situations. [Section 3.4]

•Provide that the rights to indemnification and advancement of expenses conferred upon indemnified persons in the Bylaws shall be deemed contract rights between the Company and such indemnified person. [Section 3.6]

•Provide that the Company is specifically authorized to enter into separate agreements with indemnified persons providing for indemnification and advancement of expenses. [Section 3.9]

•Provide that the knowledge and/or actions, or failure to act, of one person shall not be imputed to any other person for purposes of determining the right to indemnification or advancement or reimbursement of expenses. [Section 3.11]

•Provide that if a request for indemnification or for the advancement or reimbursement of expenses is not paid in full by the Company within thirty (30) calendar days after a written claim has been received by the Company, the claimant may bring suit against the Company to recover the unpaid amount of the claim. [Section 3.12]

•Provide that in the case of any meeting of shareholders, in order to consider the adoption, amendment or repeal of the Bylaws, written notice shall be given to each shareholder entitled to vote thereat that the purpose, or one of the purposes, of the meeting is to consider the adoption, amendment or repeal of the Bylaws, which notice shall also include, without limitation, the text of any resolution calling for any adoption, amendment or repeal. [Section 6.1]

Capitalized terms used herein but not otherwise defined in this Current Report on Form 8-K shall have the meanings given to such terms in the Bylaws. The foregoing description of the Bylaws Amendments does not purport to be complete and is qualified in its entirety by reference to the complete text of the Bylaws adopted by the Board on August 30, 2022, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated by reference in this Item 5.03 in its entirety.

Articles of Incorporation

On August 30, 2022, the Board approved amendments (the “Articles Amendments”) to amend and restate the Company’s Amended and Restated Articles of Incorporation (the “Articles”). On September 2, 2022, the Articles Amendments became effective when the Company filed the Articles with the Pennsylvania Department of State. The Articles have not been amended since October 1, 2020.

In addition to conforming changes and technical revisions to the Articles, the Articles Amendments provide for the removal of previously designated (a) 4-1/2% Cumulative Preferred Stock (the “4-1/2% Cumulative Preferred”) and (b) 4-5/8% Cumulative Preferred Stock, Series of 1955 (the “4-5/8% Cumulative Preferred” and

together with the 4-1/2% Cumulative Preferred, the “Preferred Stock”). At the time of the approval of the Articles Amendments and the filing of the Articles, no shares of the Preferred Stock were outstanding.

Capitalized terms used herein but not otherwise defined in this Current Report on Form 8-K shall have the meanings given to such terms in the Articles. The foregoing description of the Articles Amendments does not purport to be complete and is qualified in its entirety by reference to the complete text of the Articles, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.2 and incorporated by reference in this Item 5.03 in its entirety.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following Exhibits are being filed herewith as part of this Current Report on Form 8-K.

Exhibit number	Description
3.1	Amended and Restated Bylaws of Glatfelter Corporation, as adopted on August 30, 2022.
3.2	Amended and Restated Articles of Incorporation of Glatfelter Corporation, effective September 2, 2022.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Glatfelter Corporation

September 2, 2022	By:	/s/ Jill L. Urey
	Name:	Jill L. Urey
	Title:	Vice President, Chief Legal & Compliance Officer and Corporate Secretary